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EXHIBIT 4.2

HEALTHETECH, INC.
A Delaware Corporation

SIXTH
AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

HEALTHETECH, INC.
SIXTH
AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        This Sixth Amended and Restated Investor Rights Agreement is made as of June 21, 2001 (the "Agreement") by and among HealtheTech, Inc. formerly Calorie Management Systems, Inc., a Delaware corporation located at 602 Park Point Drive, Suite 240, Golden, CO 80401 (the "Company"), new purchasers of Series C Preferred Stock listed on Exhibit A to this Agreement (the "New Series C Investors"), prior purchasers of Series C Preferred Stock listed on Exhibit A to this Agreement (the "Prior Series C Investors"), the Founders (as defined below), the Baby-C Holders (as defined below) and the Series A Investors and Series B Investors (as defined below).

RECITALS

        A.    The Company desires for the Series C Investors (as defined herein) to purchase up to an aggregate of 5,000,000 shares of the Company's Series C Preferred Stock pursuant to the Subscription Agreement and Letter of Investment Intent (as defined herein), and as a condition thereof and to induce such investment, the Company is willing to enter into this Agreement.

        B.    The Company sold and issued shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock to the Founders, Series A Investors, Series B Investors and the Prior Series C Investors, respectively, who are parties to the Investor Rights Agreement and the Company, the Founders, Series A Investors, Series B Investors and the Prior Series C Investors desire to amend and restate such agreement to include the New Series C Investors as parties to this Agreement.

        C.    The Company, the Series A Investors, the Series B Investors and the Prior Series C Investors and the Founders desire to terminate the Fifth Amended and Restated Investor Rights Agreement dated as of April 16, 2001 and desire to enter into this Agreement with the New Series C Investors.

        In consideration of the foregoing and the promises and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

SECTION 1
CERTAIN DEFINITIONS

        As used in this Agreement the following terms shall have the following respective meanings:

        1.1  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

        1.2  "Common Stock" shall mean the Common Stock of the Company, as adjusted for any stock splits, stock dividends, reverse stock splits, consolidations and the like.

        1.3  "Conversion Shares" shall mean the Common Stock issued or issuable upon conversion of the Preferred Stock.

        1.4  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        1.5  "Founders" shall mean James R. Mault, Allen M. Krass, Chad Mestler, Jurg Kehrli and Noel Johnson.

        1.6  "Founders' Stock" shall mean shares of Common Stock held by the Founders or issuable to the Founders upon exercise of stock options.

        1.7  "Holder" or "Holders" shall mean any person or persons identified as an Investor on Exhibits A or B hereto who owns or has the right to acquire Registrable Securities or any permitted transferees thereof in accordance with Section 2.12 hereof.

        1.8  "Initiating Holders" shall mean any Holders, or permitted transferees of Holders under Section 2.12 hereof, who in the aggregate hold not less than twenty-five percent (25%) of the outstanding Registrable Securities.

        1.9  "Investors" shall mean the Series A Investors, Series B Investors and Series C Investors.

        1.10 "Preferred Stock" shall mean the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

        1.11 "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

        1.12 "Qualifying Public Offering" shall mean an underwritten public offering pursuant to an effective registration statements under the Securities Act causing the offer and sale of Common Stock for the account of the Company in which the Company receives aggregate gross proceeds of $20 million and a minimum, per share price of $20 (before deduction of underwriters' discounts, commissions and fees).

        1.13 "Registrable Securities" shall mean Conversion Shares and shares of Common Stock held by Investors and shares of Common Stock issuable in respect to any security of the Company held by Investors (including upon conversion or exercise or any stock split, stock combination, stock dividend, recapitalization, consolidation or similar event) from time to time.

        1.14 "Registration Expenses" shall mean all expenses incurred in complying with registrations, filings or qualifications under Section 2.4, 2.5 or 2.6 hereof, including, without limitation, all registration, qualification and filing fees, accounting fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees of one special counsel to the Holders selling shares in a registration, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which in all events shall be paid by the Company and Selling Expenses).

        1.15 "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof (or any similar legend).

        1.16 "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

        1.17 "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for any Holder, except as set forth in Section 1.14 hereof.

        1.18 "Series A Investors" shall mean the Purchasers of the Company's Series A Preferred Stock pursuant to the Series A Preferred Agreement and identified in Exhibit B hereto.

        1.19 "Series B Investors" shall mean the Purchasers of the Company's Series B Preferred Stock pursuant to the Series B Preferred Agreement and identified in Exhibit B hereto.

        1.20 "Series C Investors" shall mean the New Series C Investors and the Prior Series C Investors who purchase shares of the Company's Series C Preferred Stock pursuant to the Series C Preferred Agreement and are identified in Exhibit A hereto.

        1.21 "Series A Preferred Agreement" shall mean the Subscription Agreement and Investment Letter of Investment attached as Exhibit I to the Private Placement Memorandum dated January 15, 1999.

        1.22 "Series B Preferred Agreement" shall mean the Subscription Agreement and Investment Letter of Investment executed by the Series B Investors.

        1.23 "Series C Preferred Agreement" shall mean the Subscription Agreement and Investment Letter of Investment executed by the Series C Investors.

        1.24 "Series A Preferred Stock" shall mean the Series A Preferred Stock sold to the Series A Investors pursuant to the Series A Preferred Agreement.

        1.25 "Series B Preferred Stock" shall mean the Series B Preferred Stock sold to the Series B Investors pursuant to the Series B Preferred Agreement.

        1.26 "Series C Preferred Stock" shall mean the Series C Preferred Stock sold to the Series C Investors pursuant to the Series C Preferred Agreement.

        1.27 "Baby-C Holder" shall mean each of Sandra Samberg, Joseph Samberg, Trust FBO Zack Samberg, Trust FBO Max Samberg, Arthur Samberg, Jeffrey Samberg and Laura Samberg.

        1.28 "Baby-C Stock" Shall mean the shares of Common Stock issued to the Baby-C Holders in connection with the acquisition by the Company of the shares of Baby-C, Inc., a Delaware corporation.

SECTION 2
RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
COMPLIANCE WITH SECURITIES ACT

        2.1    Restrictions on Transferability.    The Preferred Stock and the Conversion Shares shall not be transferable except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act, or, in the case of Section 2.14 hereof, to assist in an orderly distribution. Each Investor will cause any proposed transferee of the Preferred Stock and the Conversion Shares held by such Investor to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement (including the "market stand-off" provisions of Section 2.14).

        2.2    Restrictive Legend.    Each certificate representing (i) the Preferred Stock, (ii) Conversion Shares and (iii) any other securities issued in respect of the Preferred Stock or Conversion Shares or Common Stock issuable upon any stock split, stock combination, stock dividend, recapitalization, consolidation or similar event, shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT THE PRINCIPAL EXECUTIVE OFFICE.

        2.3    Notice of Proposed Transfers.    The holder of each certificate representing Restricted Securities agrees to comply in all respects with the provisions of this Section 2.3. Prior to any proposed transfer of any Restricted Securities (unless there is in effect a registration statement under the Securities Act covering the proposed transfer), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and (except in transactions in compliance with Rule 144) shall be accompanied by either (i) a written opinion of legal counsel, which counsel shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Except where the Restricted Securities are sold in compliance with Rule 144, each certificate evidencing the Restricted Securities transferred pursuant to the above shall bear the legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

        2.4    Requested Registration.

          (a)    Request for S-1 Registration.    In case the Company shall receive from Initiating Holders a written request that the Company effect a registration, anticipated to have an aggregate public offering price of at least $5 million pursuant to a Registration Statement on a Form S-1, the Company will:

              (i)  promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

            (ii)  use reasonable efforts to effect such registration, qualification or compliance as soon as practicable, but in no event later than 60 days after the date of such request, (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request together with all or such portion of the Registrable Securities of any Holder or Holders joining in the request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.4:

              (A)  In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

              (B)  Prior to the earlier of (a) six months following the effective date of the Company's first registered offering to the general public of its securities for its own account and (b) the fifth anniversary of the date of this Agreement;

              (C)  After the Company has effected two such registration pursuant to this Section 2.4(a), and such registrations have been declared or ordered effective and, except as otherwise provided in this Agreement, pursuant to which at least some of the Registrable Securities specified in the written notice have been sold;

              (D)  During the period starting with the date 30 days prior to the Company's estimated date of filing of, and ending on the date three months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and provided further that in the case of a registration of securities in a Rule 145 transaction such period shall end on the date such transaction is consummated; or

              (E)  If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use all reasonable efforts to register, qualify or comply under this Section 2.4 shall be deferred for a period not to exceed 120 days from the date of receipt of written request from the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any 12 month period.

              Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested pursuant to this Section 2.4(a) as soon as practicable after receipt of the request or requests from Initiating Holders.

          (b)    Underwriting.    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.4(a)(i). The right of any Holder to registration pursuant to Section 2.4 shall be conditioned upon such Holder's participation in such underwriting, and the inclusion of such Holder's Registrable Securities in the underwriting shall be limited to the extent provided herein.

          The Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Initiating Holders. Notwithstanding any other provision of this Section 2.4, if the underwriters advise the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Initiating Holders shall so advise all holders of Registrable Securities, and the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting on a pro rata basis based on the total number of Registrable Securities held by the Holders. The Company and/or the underwriters may, in their sole discretion, round the number of securities offered hereunder to the nearest 100 shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

          If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriters and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other participating Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall allocate such greater number of Registrable Securities to such Holders in proportion, as nearly as practicable, to the respective amount of Registrable Securities held by such participating Holders.

          If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account or for the account of other shareholders of the Company in such registration if the underwriter so agrees.

        2.5    Company Registration.

          (a)    Registration.    If at any time or from time to time, the Company shall determine to register any of its securities for its own account, other than (i) a registration on Form S-8 (or a similar or successor form) relating solely to employee stock option, stock purchase or other benefit plans, or (ii) a registration on Form S-4 (or similar or successor form) relating solely to a Commission Rule 145 transaction, the Company will:

              (i)  promptly give to each Holder and Founder and Baby-C Holder written notice thereof; and

            (ii)  offer to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities, Founders' Stock and Baby-C Stock specified in a written request or requests, made within 15 days after mailing of written notice by the Company, by any Holder, Founder or Baby-C Holder except as set forth in Section 2.5(b) below.

          (b)    Underwriting.    If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders, Founders and Baby-C Holders as a part of the written notice given pursuant to Section 2.5(a)(i). In such event the right of any Holder or Founder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's, Founder's or Baby-C Holder's participation in such underwriting and the inclusion of such Registrable Securities, Founders' Stock or Baby-C Stock in the underwriting to the extent provided herein.

            All Holders, Founders or Baby-C Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities, Founders' Stock and Baby-C Stock to be included in the registration and underwriting as follows: (i) in the event of the Company's initial public offering then up to all of the Registrable Securities, Founders' Stock and Baby-C Stock may be excluded; (ii) the first shares in any registration and underwriting to be excluded shall be the Founders' Stock and Baby-C Stock and the Registrable Securities shall be excluded only if no shares of Founders' Stock or Baby-C Stock are to be included in the registration and underwriting and thereafter the Registrable Securities to be included in the registration and underwriting shall be allocated to the participating Holders on a pro rata basis based on the total number of Registrable Securities entitled to registration pursuant to registration rights granted by the Company to the participating Holders; and (iii) if such offering is not the Company's initial public offering, then no such reduction may reduce the number of securities being sold by the Holders, the Founders and Baby-C Holders to less than 25% of the shares being sold in such offering. The number of securities includable by any Holder, Founder, Baby-C Holder or other person may, in the discretion of the underwriters, be rounded to the nearest one hundred shares. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If some but not all Founders' Stock and Baby-C Stock is to be excluded from a registration, the Founders' Stock and Baby-C Stock to be included shall be allocated to participating Founders and Baby-C Holders on a pro rata basis based on the total number shares of Founders Stock and Baby-C Stock held.

            If any Holder, Founder or Baby-C Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            If the underwriter has not limited the number of such shares to be underwritten for the Company's account and the account of the Holders, Founders and Baby-C Holders, the Company may include securities for the account of employees, officers, directors and consultants.

          (c)    Right to Terminate Registration.    The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.5(c) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

        2.6    S-3 Registrations.    If the Company is requested (and qualifies under applicable SEC rules) to undertake a Form S-3 or equivalent short-form registration, regardless of its designation, and any related qualification or compliance, of its securities by the Holders of Registrable Securities for an offering estimated to result in aggregate offering proceeds of at least $1,000,000, net of underwriting discounts and commissions, the Company shall promptly give notice of such proposed registration to all Holders of Registrable Securities, Founders and Baby-C Holders and the Company shall, as expeditiously as possible, use all reasonable efforts to effect the registration on Form S-3 of the Registrable Securities which the Company has been requested to register (i) in such request and (ii) in any response given within 15 days to a notice from the Company pursuant to this Section 2.6. Notwithstanding the foregoing, however, the Company shall not be required to effect more than two such registration pursuant to this Section 2.6 in any 12 month period. The substantive provisions of Section 2.4(b) shall be applicable to each registration initiated under this Section 2.6.

            Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.6: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to such service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company within ten days of the receipt of the request of such Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 90 days (or 60 days in the case of a registration with respect to a Rule 145 transaction) of receipt of such request (other than with respect to a registration statement relating to an employee benefit plan); (iii) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date three months (or the date a Rule 145 transaction is consummated in the case of a registration relating to such transaction) immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use all reasonable efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by such Holder, provided, however, that the Company may not utilize the right set forth in this clause (iv) more than once in any 12 month period).

            The Company may include in the registration under this Section 2.6 any other shares of Common Stock (including issued and outstanding shares of Common Stock as to which the holders thereof have contracted with the Company for "piggyback" registration rights pursuant to Section 2.5 hereof or any other similar agreement) so long as the inclusion in such registration of such shares will not, in the opinion of the managing underwriter (or in the reasonable opinion of the Company in the event that the offering is not underwritten), interfere with the successful marketing in accordance with the intended method of sale or other disposition of all the shares of Registrable Securities sought to be registered by the Holder or Holders of Registrable Securities pursuant to this Section 2.6. If it is determined as provided above that there will be such interference, the other shares of Common Stock sought to be included by the Company shall be excluded to the extent deemed necessary by the managing underwriter (or the Company if the offering is not underwritten), and all other shares of Common Stock held by other parties shall be excluded before the exclusion of any shares of Registrable Securities held by the Holders who desire to have their shares included in the registration and offering. If, as contemplated above, and after excluding all other shares of Common Stock held by other parties, shares of the Common Stock of the Holders are to be excluded, the number of shares of Common Stock of each participating Holder which are to be excluded shall be proportionate to the number of shares which such party is seeking to register. Registrations effected pursuant to this Section 2.6 shall not be construed as registrations effected pursuant to Section 2.4 or 2.5.

        2.7    Expenses of Registration.    All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.4, 2.5 and 2.6 shall be borne by the Company. If a registration proceeding is begun upon the request of Initiating Holders pursuant to Section 2.4, but such request is subsequently withdrawn, then the Holders of Registrable Securities to have been registered may either: (i) bear all Registration Expenses of such proceeding, pro rata on the basis of the number of shares to have been registered, in which case the Company shall be deemed not to have effected a registration pursuant to Section 2.4(a) of this Agreement; or (ii) require the Company to bear all Registration Expenses of such proceeding, in which case the Company shall be deemed to have effected a registration pursuant to Section 2.4(a) of this Agreement. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said Registration Expenses. In such case, the Company shall be deemed not to have effected a registration pursuant to Section 2.4(a) of this Agreement. Unless otherwise stated, all other Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the registered securities included in such registration pro rata on the basis of the number of shares so registered.

        2.8    Registration Procedures.    In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a)  Prepare and file with the SEC a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for at least 180 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

          (b)  Furnish to each Holder participating in the registration such number of prospectuses, preliminary prospectuses, final prospectuses and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities being sold by such Holder.

        2.9    Indemnification.

          (a)  The Company will, and does hereby undertake to, indemnify and hold harmless each Holder, Founder and Baby-C Holder, each of its officers, directors and partners, and each person controlling such Holder or Founder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus (preliminary or final), offering circular or other document or amendments thereto, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of or any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, Founder and Baby-C Holder, each of its officers, directors and partners, and each person controlling such Holder, Founder or Baby-C Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder, Founder or Baby-C Holder or underwriter expressly for use in connection with such registration.

          (b)  Each Holder, Founder and Baby-C Holder will, if Registrable Securities, Founders' Stock or Baby-C Stock held by such Holder, Founder or Baby-C Holder, as applicable, are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, agents and employees, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, Founder or Baby-C Holder, each of its officers, directors and partners and each person controlling such Holder, Founder or Baby-C Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof to which they may become subject) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or amendments thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein in light of the circumstances in which they were made, or necessary to make the statements therein, not misleading, and will reimburse the Company, such Holders, such Founders, such Baby-C Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument executed by such Holder, Founder or Baby-C Holder expressly for use in connection with such registration; provided, however, that the obligations of such Holders, Founders or Baby-C Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities, Founders of Founders' Stock or Baby-C Holders of Baby-C Stock, from the sale of such Registrable Securities, Founders' Stock or Baby-C Stock as contemplated herein.

          (c)  Each party entitled to indemnification under this Section 2.9 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall deliver written notice to the Indemnifying Party of commencement thereof. The Indemnifying Party, at its sole option, may participate in or assume the defense of any such claim or any litigation resulting therefrom with counsel reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such litigation. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release from liability in respect to such claim or litigation by the claimant or plaintiff to such Indemnified Party.

        2.10    Information by Holder.    Each Holder whose Registrable Securities, Founder whose Founders' Stock and Baby-C Holder whose Baby-C Stock is included in any registration shall furnish to the Company such information regarding such Holder, Founder or Baby-C Holder and the distribution proposed by such Holder, Founder or Baby-C Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

        2.11    Rule 144 Reporting.    With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use all reasonable efforts to:

          (a)  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b)  File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c)  Furnish to the Holder, so long as Holder owns any Registrable Securities, written notice of the Company's qualification as a registrant, as soon as practicable after the such qualification; the Company further shall furnish forthwith upon request a written statement as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of its compliance with the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); the Company shall provide forthwith upon written request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

        2.12    Assignment of Registration Rights.    The rights to cause the Company to register securities and related rights granted each Holder under Section 2 may not be assigned except: (i) to a purchaser of more than 33,334 shares of Preferred Stock or Conversion Shares by a Holder, provided such purchaser is reasonably acceptable to the Company, (ii) to a successor entity to a Holder pursuant to a reorganization or recapitalization of a Holder, or (iii) to the constituent partners or affiliates of a Holder; provided, that the Company receives notice within a reasonable time after such assignment and the transferee agrees in writing to be bound by the provisions hereof.

        2.13    Termination of Registration Rights.    The registration rights and related rights granted pursuant to Section 2 shall terminate as to each Holder (and permitted transferee under Section 2.12 above) upon the occurrence of any of the following:

          (a)  Following the Company's first registered offering to the public, of its Common Stock and registration of its Common Stock under the Securities Exchange Act of 1934, as amended, at such time as all Registrable Securities held by such Holder or permitted transferee constitutes less than one percent (1%) of the then outstanding Common Stock of the Company and can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (or its successor provision); or

          (b)  Five years from the effective date of the Company's first registered offering to the public.

        2.14    "Market Stand-Off" Agreement.    Any Holder, Founder or Baby-C Holder, if required by the Company and an underwriter of Common Stock (or other securities) of the Company, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities, Founders Stock or Baby-C Stock, as the case may be, held by such Holder, Founder or Baby-C Holder during the period not to exceed 180 days as requested by the managing underwriter following the effective date of the first registration statement of the Company filed under the Securities Act, provided that all officers, directors of the Company and holders of 1% or more of the Company's outstanding shares not otherwise a party to this Agreement enter into similar agreements and to the extent the underwriter releases any of such officer, director, 1% holder, the underwriter shall release the other holders pro rata. Such agreement shall be in writing in the form satisfactory to the Company and such underwriter. The Company may impose a stop-transfer instruction with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

        2.15    Termination of Prior Registration Rights.    The Company, the Series A Investors, the Series B Investors and the Prior Series C Investors who hold a majority of the issued and outstanding Registrable Securities agree to terminate in its entirety the Fourth Amended and Restated Investor Rights Agreement pursuant to Section 5.4 thereof and replace the rights granted thereunder with the rights contained in this Agreement. The provisions of this Section 2.15 shall be effective as to and as against all Holders as defined in the Fourth Amended and Restated Investor Rights Agreement.

        2.16    Limitation on Additional Registration Rights.    From and after the date of this Agreement, the Company shall not enter into any agreement granting a holder or perspective holder of any securities of the Company registration rights with respect to such securities unless (i) such new registration rights, including standoff obligations are on a pari passu basis with those rights of Holders hereunder or (ii) such new registration rights, including standoff obligations are subordinate to the registration rights granted to the Holders hereunder. Any such additional parties may execute a counterpart of this Agreement.

SECTION 3
AFFIRMATIVE COVENANTS OF THE COMPANY

        The Company hereby covenants and agrees as follows:

        3.1    Right of First Offer.    Subject to the terms and conditions specified in this Section 3.1, the Company hereby grants to each Investor, who holds at least 100,000 shares of Preferred Stock and/or shares of Common Stock issued upon the conversion thereof (as adjusted for any stock splits, consolidations and the like) (a "Major Investor"), a right of first offer with respect to future sales by the Company of its Securities (as hereinafter defined). Each time the Company proposes to offer subsequent to the offering under the Series C Preferred Agreement any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock ("Securities"), the Company shall first make an offering of such Securities to each Major Investor in accordance with the following provisions:

          (a)  The Company shall deliver a notice pursuant to Section 5.5 below ("Notice") to each Major Investor stating (i) its bona fide intention to offer such Securities, (ii) the number of such Securities to be offered, (iii) the price, if any, for which it proposes to offer such Securities, and (iv) the terms of such offer.

          (b)  Within 15 calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to an amount of such Securities equal to that portion of such Securities which equals the proportion that the number of shares of Common Stock held by such Major Investor (or issuable to such Major Investor upon conversion of the shares of Preferred held by such Major Investor) bears to the sum of the number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon conversion of all Preferred Stock of the Company then outstanding. For purposes of this Section 3.1, the term "Major Investor" includes any general partners or affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted among itself and its partners and affiliates in such proportions as it deems appropriate.

          (c)  If all Securities which the Major Investors are entitled to purchase pursuant to this Section 3.1 are not elected to be obtained as provided in Section 3.1(b) hereof, the Company may, during the 90 day period following the expiration of the period provided in Section 3.1(b) hereof, offer such unsubscribed Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived.

          (d)  The right of first offer in this Section 3.1 shall not be applicable (i) to the issuance or sale of shares of capital stock (or options therefor) to employees, officers, directors or consultants for the primary purpose of soliciting or retaining their services or such other amount as shall have been approved by the Board of Directors, (ii) to the issuance or sale of the Company's securities to leasing entities or financial institutions in connection with commercial leasing or borrowing transactions, (iii) to or after consummation of a Qualifying Public Offering, (iv) to any issuances of shares of Common Stock or Preferred Stock in connection with any stock split, stock dividend or recapitalization by the Company, (v) to securities offered in connection with the acquisition of another corporation by the Company by merger, consolidation, purchase of all or substantially all of the assets or shares of such corporation as shall have been approved by the Board of Directors, (vi) to the issuance or sale of the Company's securities to strategic partners in connection with licensing or partnering transactions that have been approved by the Board of Directors, or (vii) to the issuance of any shares of Series C Preferred authorized as of the date of this Agreement.

        3.2    Affiliate Transactions.    The Company shall not enter into any material transaction (including, without limitation, the issuance of capital stock, borrowing money or a sale of the Company) with any stockholder or any affiliate of such stockholder without the approval of a majority of the disinterested members of the Board of Directors.

        3.3    Assignment.    The rights under Section 3.1 may be assigned to the constituent partners, members or affiliates of an Investor; provided, that the Company receives notice within a reasonable time after such assignment and the transferee agrees in writing to be bound by the provisions hereof.

        3.4    Termination of Covenants.    The covenants set forth in Section 3.1 and 3.2 shall terminate on, and be of no further force or effect after, the closing of the Qualifying Public Offering.

SECTION 4
RIGHT OF FIRST REFUSAL

        4.1    Restriction on Transfer.    No Investor, Founder or Baby-C Holder shall transfer, assign, hypothecate, encumber, pledge or otherwise alienate (hereinafter "transfer") any Registrable Securities, Founder's Stock or Baby-C Stock held by such Investor, Founder or Baby-C Holder, unless such Investor, Founder or Baby-C Holder has previously complied with all provisions of this Section 4. Any transfer not made in accordance with this Section 4 shall be voidable by the Company, and the Company shall not be obligated to treat the transferee in such transaction as a shareholder for any purpose.

        4.2    Notice Requirement.    If an Investor, Founder or Baby-C Holder seeks to transfer any Registrable Securities, Founder's Stock or Baby-C Stock of the Company, whether voluntarily or involuntarily, such Investor, Founder or Baby-C Holder (the "Offering Shareholder") shall first give written notice of such intention ("Notice of Transfer") to the Secretary of the Company. The Notice of Transfer shall name the proposed transferee, specify the number and class of the Registrable Securities, Founder's Stock or Baby-C Stock of the Company to be transferred (the "Offered Shares"), and state the price and all other terms of the proposed transaction. The Notice of Transfer shall constitute an irrevocable offer to sell the Offered Shares during the Company Option Period and the Investor Option Period, each as defined in Section 4.4 hereof.

        4.3    Special Provisions Regarding Noncash Consideration.    If the Notice of Transfer specifies consideration other than cash, then the Offered Shares may be purchased in cash for the net fair market value of such property, as determined in good faith by an independent appraiser.

        4.4    Option of Company and Major Investors.

          (a)    Option of Company.    For 15 days following the deemed receipt of a Notice of Transfer (the "Company Option Period"), the Company shall have an irrevocable right to purchase the Offered Shares in accordance with the terms stated in the Notice of Transfer. The right may be exercised by a written notice, signed by the Company, stating that the Company desires to purchase the Offered Shares and tendering the purchase price therefor. Such notice shall be delivered to the Offering Shareholder before expiration of the Company Option Period. Failure to respond in writing within said fifteen (15) day period to the Notice of Transfer shall be deemed an irrevocable waiver by the Company of the Company's right to acquire the shares of the Offered Shares.

          (b)    Option of Major Investors.    If the Company does not exercise its right to acquire all of the shares of Offered Shares, then the Company shall send to each Major Investor a Notice of Transfer (the "Investor Notice of Transfer") containing the same information set forth above with respect to the Notice of Transfer, the number of Offered Shares available for purchase and the pro rata share of such Offered Shares which each Major Investor has a right to purchase. The Investor Notice of Transfer shall constitute an irrevocable offer to sell the remaining Offered Shares during the Investor Option Period. For fifteen (15) days following the termination of the Company Option Period (the "Investor Option Period"), the Major Investors shall have an irrevocable right to purchase the remaining Offered Shares in accordance with the terms stated in the Investor Notice of Transfer. Each of the Major Investors (excluding the Offering Shareholders) shall have the option to purchase that proportion of the shares available for purchase as the number of shares of Common Stock issuable upon conversion of the Preferred Stock owned by such Major Investor bears to the total number of shares of Common Stock issuable upon conversion of all outstanding Preferred Stock of the Company held by Major Investors participating in the sale (excluding such shares held by the Offering Shareholders). The right may be exercised by a written notice, signed by each Major Investor who chooses to exercise such right, stating that the Major Investor desires to purchase the Offered Shares and tendering the purchase price therefor. Such notice shall be delivered to the Offering Shareholder and the Company before expiration of the Investor Option Period. Failure to respond in writing within said Investor Option Period to the Investor Notice of Transfer shall be deemed an irrevocable waiver by such Major Investor of such Major Investor's right to acquire a proportionate part of the shares of the Offered Shares.

        4.5    Transfer of Shares.    If all of the Offered Shares are not purchased and paid for by the Company and the Major Investors within the applicable Option Periods, said Offered Shares may be transferred, at any time within ninety (90) days after delivery of the Notice of Transfer, to the proposed transferee in strict accordance with the terms specified in the Notice of Transfer. If such transfer is not made within said ninety (90) day period in strict accordance with the terms specified in the Notice of Transfer, the Offered Shares shall not be transferred except in accordance with the restrictions of this Section 4.

        4.6    Effect of Notice.    The purchase price for Offered Shares shall be deemed tendered, and said Offered Shares shall be deemed purchased, at such time as the Offering Shareholder receives written notice enclosing a cashier's check for the purchase price or stating that the purchase price has been delivered to a third party (such as counsel to the Company) with instructions to deliver such amount to the Offering Shareholder upon surrender of certificates representing the Offered Shares, duly endorsed with signatures guaranteed. All rights accorded the Offering Shareholder with respect to the Offered Shares, other than the right to payment therefor, shall cease at that time. If payment is tendered directly to the Offering Shareholder, the Offering Shareholder shall promptly cause to be delivered certificates representing the Offered Shares, duly endorsed with signatures guaranteed, to the Company's transfer agent for cancellation or transfer.

        4.7    Certain Exemptions.    An Investor, Founder or Baby-C Holder may make (i) a gift of shares of the Company to his or her spouse, issue, other members of his or her immediate family, to a custodian for the benefit of such Investor's issue or to a trust for the benefit of such Investor, spouse, issue or other members or (ii) a distribution to such Investor's partners, members, equity owners and affiliates, or (iii) a transfer to such Investors' partners, members, equity owners and affiliates, without complying with the provisions of this Section 4. Such transferees shall hold such shares of the Company subject to the right of first refusal set forth in this Section 4 and shall be required to confirm same in writing prior to receipt of such shares.

        4.8    Pledge of Stock.    An Investor or Founder may pledge shares of the Company to the Company or a bank or other financial institution, provided that the pledge or security agreement under which the shares of the Company are pledged specifies that the pledgee shall not sell or transfer the shares of the

Company (other than to an Investor or Founder upon termination of the pledge) without first offering the same to the Company and the Major Investors pursuant to the provisions of this Section 4.

        4.9    Assignment.    The rights under this Section 4 may be assigned to the constituent partners or stockholders or affiliates of an Investor; provided, that the Company receives notice within a reasonable time after such assignment and the transferee agrees in writing to be bound by the provisions hereof.

        4.01    Termination.    The restrictions imposed by this Section 4 shall terminate on, and be of no further force or effect after, the closing of the Company's first registered offering to the general public. Securities received pursuant to any stock dividend, stock split, recapitalization, or exercise of a conversion right shall be subject to this Section 4 to the same extent as the shares of the Company with respect to which they were issued.

SECTION 5
MISCELLANEOUS

        5.1    Governing Law.    This Agreement shall be governed in all respects by the internal laws of the State of Delaware.

        5.2    Successors and Assigns.    Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

        5.3    Entire Agreement.    This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

        5.4    Amendment.    Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the then outstanding Registrable Securities; provided, that any amendment that disproportionately affects any Holder shall not be effective against such Holder unless such Holder has consented to such amendment, an provided further, that any amendment to this Agreement which solely adds as new Investors parties who purchase Series C Preferred Stock of the Company pursuant to the Series C Preferred Agreement shall not require any approval by the holders of Registrable Securities or the Company and may be effected by adding additional signature pages and additional Exhibit A pages hereto. For purposes of the foregoing clause, the granting of additional registration rights by the Company to any holder or prospective holder of the Company's shares shall not be deemed to adversely affect the rights granted Founders under this Agreement. Any amendment or waiver effected in accordance with this Section 5.4 shall be binding upon all Holders of Registrable Securities of the Company.

        5.5    Notices, etc.    All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail or by overnight courier (or if sent to an address outside of the United States, by express air courier or by regular airmail), postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to an Investor, at such Investor's address set forth on Exhibit A or B, or at such other address as Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Restricted Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Restricted Securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors. Notice shall be deemed to be given on the earlier of receipt or (if given by certified or registered mail) the third day following proper deposit in the mail (and if mailed to an address outside of the United States, shall be deemed to be given upon the earlier of receipt or (if given by regular airmail) the fifth day following proper deposit in the mail if mailed by regular airmail).

        5.6    Delay or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any holder of any Restricted Securities upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

        5.7    Aggregation of Stock.    All shares of Preferred Stock of the Company held by affiliated entities or persons shall be aggregated together for the purpose of determining the availability or discharge of any rights under this Agreement.

        5.8    Counterparts.    This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument, and each of which may be executed by less than all of the parties to this Agreement.

        5.9    Severability.    In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

        The foregoing agreement is effective as of the date first above written.

COMPANY:
HEALTHETECH, INC., a Delaware corporation
	By:	/s/ KAMAL HAMID Kamal Hamid
	Title:	Chief Financial Officer
FOUNDERS:
/s/ JAMES R. MAULT James R. Mault
/s/ ALLEN M. KRASS Allen M. Krass
Chad Mestler
Jurg Kehrli
/s/ NOEL JOHNSON Noel Johnson
THE MAULT TRUST FOR ERIC TATUM MAULT
By:

Title:

THE MAULT TRUST FOR ALEXANDER JAMES MAULT
By:

Title:

THE MAULT TRUST FOR JULIE SIERRA MAULT
By:

Title:

ROSETTE I. KRASS, TRUSTEE OF THE LILA L. BRUYNESTEYN IRREVOCABLE TRUST DATED DECEMBER 28, 2000
By:

Title:

ROSETTE I. KRASS, TRUSTEE OF THE ADAM P. BRUYNESTEYN IRREVOCABLE TRUST DATED DECEMBER 28, 2000
By:

Title:

ROSETTE I. KRASS, TRUSTEE OF THE CHARLES MAXWELL SILBERSTEIN IRREVOCABLE TRUST DATED DECEMBER 28, 2000
By:

Title:

ROSETTE I. KRASS, TRUSTEE OF THE OLIVIA LEE SILBERSTEIN IRREVOCABLE TRUST DATED DECEMBER 28, 2000
By:

Title:

Michelle Silberstein
Andrew Silberstein
Jennifer M. Krass Bruynesteyn
Michael Bruynesteyn
Howard B. Krass
Stephanie Krass
LeRoy F. Johnson
Margaret L. Johnson
Kent D. Johnson
Margaret E. Johnson
Brett Johnson
Marian Johnson
Helen E. Moore
H. Kent Moore
Scott Moore
Jeannie Beckham

SERIES A INVESTORS, SERIES B INVESTORS AND PRIOR SERIES C INVESTORS:
ROBERT C. PARKER AMENDED TRUST U/A/DTD 10/8/96
	By:	/s/ ROBERT C. PARKER Robert C. Parker
Title:

/s/ FRIDOLIN VOEGELI Fridolin Voegeli
GCA INVESTMENTS '99
	By:	/s/ ILLEGIBLE (Illegible Name)
Title:

/s/ DAVID D. KRESKE David D. Kreske
WALTER AND GEORGIA IMHOFF JTROS
	By:	/s/ WALTER AND GEORGIA IMHOFF Walter and Georgia Imhoff
	Title:	Owners

Thomas Knoll
/s/ LEROY F. JOHNSON LeRoy F. Johnson
/s/ MARGARET JOHNSON Margaret Johnson
/s/ JUDY COLEMAN Judy Coleman

Ron Saunders

Kimberly Saunders
LANDINGS INVESTMENT PARTNERS, LLC
	By:	/s/ ILLEGIBLE Illegible
	Title:	Managing Member

Nancy B. Andersen

AGA-AB
By:

Title:

Dean K. Alexander
TANITA CORPORATION
By:

Title:

THE PROCTER & GAMBLE COMPANY
By:	/s/ T. C. BLINN T. C. Blinn
Title:	V.P., Global Perovac HealthCare
IDEO VENTURES
By:

Title:

William B. Ross or Michele Y. Ross

Robert E. Ross

Anthony C. Hass
/s/ HIROSHI BANDO Hiroshi Bando

Christian D. Jensen

Kamal Hamid
CHATTAHOOCHEE LEASING CORP.
By:

Title:

Charles W. Brady

Viretta R. Brady

INVESTCARE PARTNERS LIMITED PARTNERSHIP
By:	/s/ ILLEGIBLE
Title:	President of GMA GP, Inc., the general partner of GMA Capital Limited Partnership, which is the general partner of InvestCare Partners Limited Partnership
HT INVESTMENT LLC
By:

Title:

PALM, INC.
By:	/s/ DOUGLAS S. SOLOMON Douglas S. Solomon
Title:	Chief Strategy Officer

Felix E. Scherrer

Hans F. Voegeli

Primus Fellmann

Barry M. Deutsch

Marcel J. Grubenmann
3COM VENTURES, INC.
By:	/s/ ILLEGIBLE
Title:	Vice President
INNOMAG AG
By:

Title:

Reto B. Baruffol
DAVID D. KRESKE TRUST U/A DTD OCTOBER 26, 1999
By:	/s/ DAVID D. KRESKE David D. Kreske, Trustee
WRIGHT INVESTMENT GROUP INC.
By:

Title:

WB INTERNET FUND 2000, LLC
By:

Title:

WB INTERNET FUND 2000 QP, LLC
By:

Title:

Wayne A. Saroyan

Sandra L. Saroyan Dodge
/s/ ARTHUR SAMBERG Arthur Samberg

Joseph Samberg
CAMPFIRE FAMILY, LLC
By:	/s/ ARTHUR SAMBERG
Title:	Manager
/s/ FRED STEIN Fred Stein

Olivier Foulquier
TABLO CORPORATION
By:	/s/ HANS K. JERNO Hans K. Jerno
Title:	President
HSBC REPUBLIC BANK (SUISSE) S.A.
By:

Title:

REPUBLIC NOMINEES LIMITED A/C 1206
By:

Title:

MID CAROLINA CARDIOLOGY, PA
By:	/s/ STEPHEN A. DUNHAM Stephen A. Dunham
Title:	Chief Executive Officer

CBI INVESTMENT
By:

Title:

NEW ENGLAND PARTNERS CAPITAL, L.P. By: NEP Capital, LLC Its: General Partner
By:	/s/ ILLEGIBLE
Title:

M. KINGDON OFFSHORE, NV
By:

Title:

KINGDON FAMILY PARTNERSHIP, LP
By:

Title:

KINGDON ASSOCIATES
By:

Title:

KINGDON PARTNERS
By:

Title:

/s/ JOHN J. MACK John J. Mack
CHILTON INVESTMENT COMPANY, INC.
By:

Title:

CHILTON INTERNATIONAL, L.P.
By:

Title:

CHILTON INVESTMENT PARTNERS, L.P.
By:

Title:

CHILTON QP INVESTMENT PARTNERS, L.P.
By:

Title:

CHILTON OPPORTUNITY TRUST, L.P.
By:

Title:

CHILTON OPPORTUNITY INTERNATIONAL, L.P.
By:

Title:

CHILTON NEW ERA PARTNERS, L.P.
By:

Title:

CHILTON NEW ERA INTERNATIONAL, L.P.
By:

Title:

WESTCLIFF PARTNERS, L.P. By: Westcliff Capital Management, LLC Its: General Partner
By:
Richard S. Spencer III, Manager
WESTCLIFF MASTER FUND, L.P. By: Westcliff Capital Management, LLC Its: Investment Advisor and Attorney-in-Fact
By:
Richard S. Spencer III, Manager
WESTCLIFF AGGRESSIVE GROWTH, L.P. By: Westcliff Capital Management, LLC Its: General Partner
By:
Richard S. Spencer III, Manager
WESTCLIFF LONG/SHORT, L.P. By: Westcliff Capital Management, LLC Its: General Partner
By:
Richard S. Spencer III, Manager
PALM TRUST By: Westcliff Capital Management, LLC Its: Investment Advisor and Attorney-in-Fact
By:
Richard S. Spencer III, Manager

WESTCLIFF SMALL CAP FUND, L.P. By: Westcliff Capital Management, LLC Its: General Partner
By:
Richard S. Spencer III, Manager
SHERBROOKE CAPITAL HEALTH AND WELLNESS, L.P. By: Sherbrooke Capital Partners L.L.C. Its: General Partner
By: Sherbrooke Capital L.L.C. Its: Manager
By:
Name: Title:
SHERBROOKE CAPITAL HEALTH AND WELLNESS ADVISORS FUND, L.P. By: Sherbrooke Capital Partners L.L.C. Its: General Partner
By: Sherbrooke Capital L.L.C. Its: Manager
By:
Name: Title:
DRW VENTURE PARTNERS LP
By:

Title:

Abdeslam Jaidi

Daniel P. Howells

Eugene L. Hughes

Douglas Faggioli
NATURE'S SUNSHINE PRODUCTS, INC.
By:

Title:

GRAND SUCCESS VENTURES LIMITED
By:

Title:

Linda J. Wachner
MSC VENTURE ONE SDN. BHD.
By:

Title:

Henry R. Kravis
BABY-C HOLDERS:
/s/ ARTHUR SAMBERG Arthur Samberg
/s/ JOSEPH SAMBERG Joseph Samberg
/s/ SANDRA SAMBERG Sandra Samberg

Laura Samberg

Jeffrey Samberg
THE MAX H. SAMBERG TRUST DATED FEBRUARY 14, 2001, JOSEPH SAMBERG AND DAVID LEVINE, TRUSTEES, ARTHUR SAMBERG, GRANTOR
	By:	/s/ JOSEPH SAMBERG
	Title:	Trustee
THE ZACHARY ABRAM SAMBERG TRUST DATED JANUARY 7, 1998, JOSEPH SAMBERG AND DAVID LEVINE, TRUSTEES, ARTHUR SAMBERG, GRANTOR
	By:	/s/ JOSEPH SAMBERG
	Title:	Trustee
SERIES C INVESTOR:
WESTCLIFF MASTER FUND, L.P.
By: Westcliff Capital management, LLC Its: Investment Advisor and Attorney-in-Fact
	By:	/s/ RICHARD S. SPENCER Richard S. Spencer III, Manager
	Address:	200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642

WESTCLIFF AGGRESSIVE GROWTH, L.P.
By: Westcliff Capital management, LLC Its: General Partner
By:	/s/ RICHARD S. SPENCER Richard S. Spencer III, Manager
Address:	200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642
WESTCLIFF LONG/SHORT, L.P.
By: Westcliff Capital management, LLC Its: General Partner
By:	/s/ RICHARD S. SPENCER Richard S. Spencer III, Manager
Address:	200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642
WESTCLIFF SMALL CAP FUND, L.P.
By: Westcliff Capital management, LLC Its: General Partner
By:	/s/ RICHARD S. SPENCER Richard S. Spencer III, Manager
Address:	200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642
PALM TRUST
By: Westcliff Capital management, LLC Its: Investment Advisor and Attorney-in-Fact
By:	/s/ RICHARD S. SPENCER Richard S. Spencer III, Manager
Address:	200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Fax: (831) 479-3642

[INVESTOR RIGHTS AGREEMENT SIGNATURE PAGE]

EXHIBIT A

SERIES C INVESTORS	(SERIES C INVESTORS CONTINUED)
The Procter & Gamble Company 1 Procter & Gamble Plaza Cincinnati, OH 45202 Attn: Paul Franz	Felix E. Scherrer Mosacher 26 CH-8126 Zumikon Switzerland
Chattahoochee Leasing Corp. 740 Fairfield Road Atlanta, GA 30327 Attn: Charles W. Brady	Fridolin Voegeli Aegertlistr 19 8800 Thalwil Switzerland
Charles W. and Viretta R. Brady 740 Fairfield Road Atlanta, GA 30327	Hans F. Voegeli Rebbergstrasse 26 CH-8452 Adlikon Switzerland
InvestCare Partners Limited Partnership 32330 W. 12 Mile Road Farmington Hills, MI 48334 Attn: Charles Rothstein	Primus J. G. Fellmann Untere Heslibachstr. 49 8700 Kusnacht Switzerland
HT Investment LLC 7000 E. Belleview Avenue, Suite 300 Greenwood Village, CO 80111 Attn: Donald P. Cook	Palm, Inc. 5470 Great America Parkway Santa Clara, CA 95052 Attn: Doug Solomon
Barry M. Deutsch 2600 N. Southport Avenue Chicago, IL 60614	3Com Ventures, Inc. 5400 Bayfront Plaza, MS #1519 Santa Clara, CA 95052 Attn: Anik Bose
Reto B. Baruffol c/o William Blair & Co. L.L.C. 222 W. Adams Street Chicago, IL 60606	David D. Kreske Trust U/A DTD October 26, 1999 4554 Lohr Road Ann Arbor, MI 48108
C. Ronald Wright Wright Investment Group Inc. P.O. Box 73 Ft. Lupton, CO 80621	Innomag AG Via Lieptgas CH-7018 Flims Waldhaus Switzerland
Robert C. Parker Amended Trust U/A DTD 10-08-96 2113 Devonshire Ann Arbor, MI 48104	Walter F. and Georgia R. Imhoff JTROS 10432 E. Ida Place Greenwood Village, CO 80111

WB Internet Fund 2000, LLC C/o Timothy L. Burke 222 West Adams Street, 14th Floor Chicago, IL 60606	WB Internet Fund 2000 QP, LLC C/o Timothy L. Burke 222 West Adams Street, 14th Floor Chicago, IL 60606
Marcel J. Grubenmann Attenhoferstr. 8A CH-8032 Zurich, Switzerland	Arthur Samberg 500 Nyala Farm Road Westport, CT 06880
Joseph Samberg 111 W. 67th Street, Apt. 36E New York, NY 10023	Campfire Family, LLC 500 Nyala Farm Road Westport, CT 06880
Fred Stein c/o Neuberger Berman 605 Third Avenue, 43rd Floor New York, NY 10158	Olivier Foulquier 750 Park Avenue New York, NY 10021
Tablo Corporation c/o Hans K. Jerne La Delaissee 7 1270 Trelex, Switzerland	HSBC Republic Bank (Suisse) S.A. Place du Lac 2 — C.P. 3580 1211 Geneva 3 Attn: O. Pegoraro
Republic Nominees Limited A/C 1206 HSBC Republic Building Rue du Pre, St. Peter Port Guernsey, GY1 1LU, Channel Islands Attn: Teus Van der Linden	MCC Investments, LLC c/o S. McAdams, MD 1718 E. 4th Street #901 Charlotte, NC 28204
CBI Investment Nis Williams UBP Jersey P.O. Box 526 Saint Helier, Jersey Channel Islands, UK JE4 5UM Attn: Edgar De Picciotto	New England Partners Capital, L.P. c/o John Rousseau One Boston Plaza, Suite 2100 Boston, MA 02108
M. Kingdon Offshore, NV c/o Kingdon Capital Management, LLC 152 West 57th Street, 50th Floor New York, NY 10019 Attn: Peter J. Cobos	Kingdon Family Partnership, LP c/o Kingdon Capital Management, LLC 152 West 57th Street, 50th Floor New York, NY 10019 Attn: Peter J. Cobos
Kingdon Associates c/o Kingdon Capital Management, LLC 152 West 57th Street, 50th Floor New York, NY 10019 Attn: Peter J. Cobos	Kingdon Partners c/o Kingdon Capital Management, LLC 152 West 57th Street, 50th Floor New York, NY 10019 Attn: Peter J. Cobos
John J. Mack 91 Sunset Lane Rye, NY 10580	Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III
Chilton International, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III	Chilton Investment Partners, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III

Chilton QP Investment Partners, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III	Chilton Opportunity Trust, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III
Chilton Opportunity International, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III	Chilton New Era Partners, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III
Chilton New Era International, L.P. c/o Chilton Investment Company, Inc. 1266 East Main Street, 7th Floor Stamford, CT 06902 Attn: Norman B. Champ III	Westcliff Partners, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Attn: Richard S. Spencer III
Westcliff Master Fund, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Attn: Richard S. Spencer III	Westcliff Aggressive Growth, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Attn: Richard S. Spencer III
Westcliff Long/Short, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Attn: Richard S. Spencer III	Palm Trust 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Attn: Richard S. Spencer III
Westcliff Small Cap Fund, L.P. 200 Seventh Avenue, Suite 105 Santa Cruz, CA 95062 Attn: Richard S. Spencer III	Sherbrooke Capital Health and Wellness, L.P. 2344 Washington Street Newton Lower Falls, MA 02462
Sherbrooke Capital Health and Wellness Advisors Fund, L.P. 2344 Washington Street Newton Lower Falls, MA 02462	DRW Venture Partners LP 60 South 6th Street, Mail Stop 54N2 Minneapolis, MN 55402 Attn: Mary Zimmer
Abdeslam Jaidi c/o Suzanne Acevedo 42 Netherwood Circle Edison, NJ 08820	Daniel P. Howells 4301 Imperial Way Provo, UT 84604-5389
Eugene L. Hughes 2439 North 750 East Provo, UT 84604	Douglas Faggioli 1314 East 660 North Orem, UT 84097
Joseph A. Speirs 1128 S. Lynnwood Drive Orem, UT 84097	Nature's Sunshine Products, Inc. 75 East 1700 South Provo, UT 84606 Attn: Craig D. Huff
Grand Success Ventures Limited c/o Coblentz Patch Duffy & Bass LLP 222 Kearney Street, 7th Floor San Francisco, CA 94108 Attn: Paul J. Tauber	Linda J. Wachner 200 East 65th Street, Apt. 36S New York, NY 10021
MSC Venture One Sdn. Bhd. MSC Venture Corp. Sdn. Bhd. Rajawali Block, 1st Floor Cyberview Garden Villas & Office Complex 63000 Cyberjaya, Selangor, Malaysia Attn: Sarina A. Karim	Henry R. Kravis c/o Kohlberg Kravis Roberts & Co. 9 West 57th Street, Suite 4200 New York, NY 10019

EXHIBIT B

FOUNDERS	(FOUNDERS CONTINUED)
James R. Mault 1580 Blakcomb Court Evergreen, Colorado 80439	Rosette I. Krass, Trustee of the Olivia Lee Silberstein Irrevocable Trust dated December 28, 2000
c/o Allen M. Krass
Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C.
280 North Old Woodward Avenue, Suite 400
Birmingham, MI 48009-5394
Allen M. Krass Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C. 280 North Old Woodward Avenue, Suite 400 Birmingham, MI 48009-5394
Rosette I. Krass, Trustee of the Adam P. Bruynesteyn Irrevocable Trust dated December 28, 2000
c/o Allen M. Krass
Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C.
280 North Old Woodward Avenue, Suite 400
Birmingham, MI 48009-5394
Noel Johnson HealtheTech, Inc. 523 Park Point Drive, 3rd Floor Golden, CO 80401
Rosette I. Krass, Trustee of the Charles Maxwell Silberstein Irrevocable Trust dated December 28, 2000
c/o Allen M. Krass
Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C.
280 North Old Woodward Avenue, Suite 400
Birmingham, MI 48009-5394
Jurg Kehrli c/o NCICube AG In der Luberzen 29 CH-8902, Urdorf-Zurich Switzerland
Rosette I. Krass, Trustee of the Lila L. Bruynesteyn Irrevocable Trust dated December 28, 2000
c/o Allen M. Krass
Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C.
280 North Old Woodward Avenue, Suite 400
Birmingham, MI 48009-5394
Chad Mestler c/o New Capital AG 360 N. Sepulveda Boulevard, Suite 3050 El Segundo, CA 90245	Howard B. Krass and Stephanie Krass c/o Allen M. Krass Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C. 280 North Old Woodward Avenue, Suite 400 Birmingham, MI 48009-5394

Jennifer M. Krass Bruynesteyn and Michael Bruynesteyn
c/o Allen M. Krass
Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C.
280 North Old Woodward Avenue, Suite 400
Birmingham, MI 48009-5394	Michelle Silberstein and Andrew Silberstein c/o Allen M. Krass Gifford, Krass, Groh, Sprinkle, Patmore, Anderson & Citkowski, P.C. 280 North Old Woodward Avenue, Suite 400 Birmingham, MI 48009-5394

(FOUNDERS CONTINUED)	SERIES A INVESTORS
The Mault Trust for Julie Sierra Mault c/o James Mault HealtheTech, Inc. 523 Park Point Drive, 3rd Floor Golden, CO 80401	Judy Coleman 20679 Gardenside Circle Cupertino, CA 95014-5087
The Mault Trust for Alexander James Mault c/o James Mault HealtheTech, Inc. 523 Park Point Drive, 3rd Floor Golden, CO 80401	Wayne A. Saroyan 6163 Laird Avenue Oakland, CA 94605
The Mault Trust for Eric Tatum Mault c/o James Mault HealtheTech, Inc. 523 Park Point Drive, 3rd Floor Golden, CO 80401	Walter and Georgia Imhoff 10432 E. Ida Place Greenwood Village, CO 80111
LeRoy F. Johnson 10155 Western Drive Cupertino, CA 95014	LeRoy F. Johnson and Margaret Johnson 10155 Western Drive Cupertino, CA 95014
Margaret L. Johnson 10155 Western Drive Cupertino, CA 95014	IDEO Product Development 650 High Street Palo Alto, CA 94303 Attn: Mr. David Strong
Kent D. Johnson 14586 Aloha Avenue Saratoga, CA 95070	GCA Investments '99 C/o General Counsel Associates LLP 1891 Landings Drive Mountain View, CA 94043
Margaret E. Johnson 14586 Aloha Avenue Saratoga, CA 95070	Sandra L. Saroyan Dodge 14649 Oak Street #5 Saratoga, CA 95070
Brett and Marian Johnson 491 Stonecastle Way Vacaville, CA 95687	Ron and Kimberly Saunders 32556 Woodside Drive Evergreen, Colorado 80439
Helen E. Moore 3987 Cavalry Lane Pennlaird, VA 22846	Fridolin Voegeli Aegertlistr. 19 8800 Thalwil, Switzerland
H. Kent Moore 1144 Lincolnshire Drive Harrisonburg, VA 22802	Robert C. Parker Amended Trust U/A DTD 10/8/96 2113 Devonshire Ann Arbor, MI 48104
Scott Moore and Jeannie Beckham 4205 Haywood Road Durham, NC 27705	Nancy B. Andersen 3032 Cameron Way Santa Clara, CA 95051

(SERIES A INVESTORS CONTINUED)	(SERIES B INVESTORS CONTINUED)
Landings Investment Partners, LLC 1891 Landings Drive Mountain View, California 94043	IDEO Ventures c/o IDEO Product Development 654 High Street Palo Alto, CA 94301 Attn: Mr. David Strong
Thomas Knoll 390 Meadow Creek Drive Ann Arbor, MI 48105	Fridolin Voegeli Aegertlistr. 19 8800 Thalwil, Switzerland
David D. Kreske Trust U/A DTD October 26, 1999 4554 Lohr Road Ann Arbor, MI 48108	Ron and Kimberly Saunders 32556 Woodside Drive Evergreen, Colorado 80439
SERIES B INVESTORS
LeRoy F. Johnson & Margaret L. Johnson 10155 Western Drive Cupertino, CA 95014	Anthony C. Hass 125 South Windsor Blvd. Los Angeles, CA 90004
Tanita Corporation 2625 Clearbrook Drive Arlington Heights, IL 60005 Attn: Toshihiko Oshima	William B. Ross or Michele Y. Ross 27311 Viana Mission Viejo, CA 92692
Christian D. Jensen 2 Finch Littleton, CO 80127	The Procter & Gamble Company 1 Procter & Gamble Plaza Cincinnati, OH 45202 Attn: Paul A. Franz
Hiroshi Bando 404, A-1, 2-9 Yamada-Nishi Suita City, Osaka 565-0824	Kamal Hamid 1329 Starwood Lane Evergreen, CO 80439
Walter F. and Georgia R. Imhoff JTROS 10432 E. Ida Place Greenwood Village, CO 80111	AGA-AB c/o AGA AB, Healthcare Division S-18181 Lidingo Sweden 556009-1331
Dean K. Alexander 6202 So. Poplar Street Englewood, CO 80111	Robert E. Ross 6530 Plantation Lane Boise, ID 83703

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  EXHIBIT 4.2
HEALTHETECH, INC. A Delaware Corporation SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
HEALTHETECH, INC. SIXTH AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
RECITALS
SECTION 1 CERTAIN DEFINITIONS
SECTION 2 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; COMPLIANCE WITH SECURITIES ACT
SECTION 3 AFFIRMATIVE COVENANTS OF THE COMPANY
SECTION 4 RIGHT OF FIRST REFUSAL
SECTION 5 MISCELLANEOUS
EXHIBIT A
EXHIBIT B